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                                                                      EXHIBIT 12
                  CHARTER MEDICAL CORPORATION AND SUBSIDIARIES
                 COMPUTATION OF RATIO OF EARNINGS BEFORE FIXED
                            CHARGES TO FIXED CHARGES

                                 (IN THOUSANDS)


    The following computations for each of the five years in the period ended September 30, 1993, and the nine months ended June 30, 1993 and 1994, and pro forma results for the year and nine months ended September 30, 1993 and June 30, 1994, respectively, reflect income available for fixed charges, fixed charges and the resultant ratios. The computations should be read in conjunction with the financial information and discussions contained in "Unaudited Pro Forma Financial Information" and the Company's consolidated historical statements and related notes thereto included in this Registration Statement.


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
                                                                                 TEN MONTHS    TWO MONTHS
                                                   YEAR ENDED SEPTEMBER 30,        ENDED          ENDED        YEAR ENDED
                                               --------------------------------   JULY 31,    SEPTEMBER 30,   SEPTEMBER 30,
                                                 1989       1990        1991        1992          1992            1993
                                               --------  ----------  ----------  ----------   -------------   -------------
INCOME:
  Income (loss) from continuing operations
   before reorganization items, income taxes,
   extraordinary items and cumulative effect
   of a change in accounting principle.......  $(77,832) $ (365,475) $ (167,157) $ (77,422)   $     (7,072)   $    (37,746)
  Fixed charges as adjusted (1)..............   204,242     225,497     246,504    180,452          14,097          81,538
                                               --------  ----------  ----------  ----------   -------------   -------------
    INCOME (LOSS)............................  $126,410  $ (139,978) $   79,347  $ 103,030    $      7,025    $     43,792
                                               --------  ----------  ----------  ----------   -------------   -------------
                                               --------  ----------  ----------  ----------   -------------   -------------
FIXED CHARGES:
  Interest expenses (before deducting
   capitalized interest).....................  $170,604  $  188,348  $  206,117  $ 147,429    $     12,958    $     69,825
  Amortization of deferred financing costs,
   discounts and premiums....................    32,232      35,108      34,165     28,635             997           7,866
  Interest components of rentals (2).........     6,100       7,496       6,252      4,543             601           3,847
                                               --------  ----------  ----------  ----------   -------------   -------------
    FIXED CHARGES............................  $208,936  $  230,952  $  246,534  $ 180,607    $     14,556    $     81,538
                                               --------  ----------  ----------  ----------   -------------   -------------
                                               --------  ----------  ----------  ----------   -------------   -------------
RATIO OF EARNINGS BEFORE FIXED CHARGES TO
 FIXED CHARGES...............................
DEFICIENCY OF EARNINGS BEFORE FIXED CHARGES
 TO FIXED CHARGES............................  $(82,526) $ (370,930) $ (167,187) $ (77,577)   $     (7,531)   $    (37,746)
                                               --------  ----------  ----------  ----------   -------------   -------------
                                               --------  ----------  ----------  ----------   -------------   -------------

                                                    NINE MONTHS                        PRO FORMA
                                                       ENDED            PRO FORMA       FOR THE
                                                     JUNE 30,          YEAR ENDED     NINE MONTHS
                                               ---------------------  SEPTEMBER 30,      ENDED
                                                 1993        1994         1993       JUNE 30, 1994
                                               ---------   ---------  -------------  -------------
INCOME:
  Income (loss) from continuing operations
   before reorganization items, income taxes,
   extraordinary items and cumulative effect
   of a change in accounting principle.......  $ (17,989)  $  15,005  $    18,058    $    24,490
  Fixed charges as adjusted (1)..............     62,732      32,104       63,660         45,437
                                               ---------   ---------  -------------  -------------
    INCOME (LOSS)............................  $  44,743   $  47,109  $    81,718    $    69,927
                                               ---------   ---------  -------------  -------------
                                               ---------   ---------  -------------  -------------
FIXED CHARGES:
  Interest expenses (before deducting
   capitalized interest).....................  $  53,505   $  27,642  $    54,809    $    41,007
  Amortization of deferred financing costs,
   discounts and premiums....................      6,298       2,012        2,645          1,980
  Interest components of rentals (2).........      2,937       2,468        6,206          2,468
                                               ---------   ---------  -------------  -------------
    FIXED CHARGES............................  $  62,740   $  32,122  $    63,660    $    45,455
                                               ---------   ---------  -------------  -------------
                                               ---------   ---------  -------------  -------------
RATIO OF EARNINGS BEFORE FIXED CHARGES TO
 FIXED CHARGES...............................                 1.47:1       1.28:1         1.54:1
                                                           ---------  -------------  -------------
                                                           ---------  -------------  -------------
DEFICIENCY OF EARNINGS BEFORE FIXED CHARGES
 TO FIXED CHARGES............................  $ (17,997)
                                               ---------
                                               ---------

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(1)   Represents actual fixed charges as determined above, less interest expense capitalized  of $4,694 in 1989; $5,455 in  1990; $30 in 1991; $155 for the
      ten months ended July 31, 1992, $459 for the two months ended September 30, 1992, $8 for the nine months ended June 30, 1993 and $18 for the nine months ended June 30, 1994, actual and pro forma.
(2) With respect to estimating the interest component of rentals for operating leases, explicit interest rates, where applicable, have been utilized.
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